UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

Cooper Cameron Corporation (the "Company") has reached agreement with those executive officers with a Change of Control Agreement containing the right, in the event of a change of control, to tender to the Company their options in exchange for an amount equal to the Black-Scholes value of such options (the "B/S Put Right") to cancel this right. As consideration for this cancellation, the Company agreed to the payment of an agreed sum and a modification of the definition of "change of control" in the agreement to include mergers and other significant transactions involving the Company or any of its subsidiaries as a result of which at least 30% of the outstanding voting securities of the Company or an equivalent value of cash or cash and securities is transferred, and a termination of the officer occurs in connection therewith. As a result, there is no longer any agreement containing a B/S Put Right.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

June 2, 2005	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel and Secretary